As filed with the Securities and Exchange Commission on July 26, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 26, 2006

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02        Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective July 26, 2006, the Board of Directors of First Charter Corporation (the "Corporation") elected Jewell D. Hoover to the Board of Directors of the Corporation.  Ms. Hoover, the President of Hoover and Associates, LLC, a bank consulting company, was elected to a term expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that she will be nominated to stand for election by the shareholders of the Corporation for a three year term.  In connection with her election, Ms. Hoover was named to the Audit Committee and the ALCO and Finance Committee of the Board. There are no transactions to which the Corporation or any of its subsidiaries is a party and in which Ms. Hoover or any member of her immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

              On July 26, 2006, the Corporation issued a news release announcing that Ms. Hoover has been elected to the Board.  A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

 Item 9.01      Financial Statements and Exhibits

     (d)      Exhibits

99.1	News Release disseminated on July 26, 2006 by First Charter Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/s/ STEPHEN J. ANTAL

Stephen J. Antal
Senior Vice President, General Counsel and Corporate Secretary

Dated: July 26, 2006

 EXHIBIT INDEX

 Exhibit No.     Description

99.1     News Release disseminated on July 26, 2006 by First Charter Corporation.